SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.__)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              AVESIS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2001


TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Friday, June 8, 2001 at 11:00 a.m. Maryland time, at 10324 S. Dolfield Road, Owings Mills, MD 21117, for the following purposes:

     1. To elect seven directors for the ensuing year and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, which includes audited financial statements, also accompanies this Notice.

     Only stockholders of record at the close of business on April 20, 2001 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person.

                                   Sincerely,


                                   Alan S. Cohn
                                   President and Chief Executive Officer


Phoenix, Arizona
April 30, 2001

--------------------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 8, 2001


                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted for the Company's nominees for election as directors at the Annual Meeting. The Board of Directors is not aware of any other matter that may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, an executive or other authorized officer should sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

     This Proxy Statement and the form of proxy that is enclosed are being mailed to the Company's stockholders commencing on or about April 30, 2001.

     A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, whereby such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 20, 2001 (the "Record Date") will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 7,621,047 shares of Common Stock, 4,700 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Shares") and 257,160 shares of $3.75 Class A Senior Nonvoting Cumulative Convertible Preferred Stock, Series A ("Series A Shares" or "Series A Preferred"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The Series 2 Shares and Series A Shares do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 11, 2001 there were 7,621,047 shares of Common Stock, 4,700 Series 2 Shares and 257,160 Series A Shares outstanding. The table below sets forth as of April 11, 2001, certain information regarding the shares of Common Stock and Series A Preferred Stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation table set forth in Item 10, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially more than 5% of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons. None of the directors or executive officers owns any Series 2 Shares.

                                                                Common issuable upon conversion or exercise of:(1)
                                                                --------------------------------------------------
                                                                                 % of                Total Common
                                                                 Series A      Series A              Beneficially       Percent of
                                       Common         % of      Preferred     Preferred                Owned (1)        Common (2)
Name and Address                       Stock         Common       Stock         Stock     Options   (fully diluted)  (fully diluted)
----------------                       -----         ------       -----         -----     -------   ---------------  ---------------
Gerald L. Cohen*                      253,359          3.3        20,292          7.9          --         456,279           5.8

William R. Cohen*                     161,117 (3)      2.1        10,552          4.1          --         266,637           3.5

William L. Richter
c/o Richter Investment Corp.
450 Park Ave., 28th Floor
New York, NY 10022                  1,194,620 (4)     15.7        50,099 (4)     19.5          --       1,695,610(4)       20.9

Kenneth L. Blum, Sr.
17133 Ericarose Street
W. Boca Raton, FL  33496              140,000 (5)      1.8         2,000          0.8          --         160,000           2.1

Kenneth L. Blum, Jr.
10324 S. Dolfield Rd.
Owings Mills, MD 21117              1,814,750         23.8            --           --          --       1,814,750          23.8

Alan S. Cohn
10324 S. Dolfield Rd.
Owings Mills, MD 21117              1,804,750         23.7            --           --          --       1,804,750          23.7

Brent D. Layton
3600 Dallas Highway, N.W.
Suite 230-393
Marietta, GA 30064                     46,376          0.6%           --           --          --          46,376           0.6

Sam Oolie
Oolie Enterprises
11 Industrial Avenue
Upper Saddle River, NJ 07458          220,021 (6)      2.9        24,023          9.3     100,000         560,251           7.0

All directors and
Executive officers as
a group (9 persons)                 5,414,972 (3)     71.1        82,943         32.3     200,000       6,444,402          74.5

----------
*    Business Address: 3724 North Third Street, Suite 300, Phoenix, Arizona
     85012.
(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series A Preferred or options, as indicated. Each share of Series A Preferred Stock indicated in the table is convertible into 10 shares of Common Stock and such shares of Common Stock are included in the total Common Stock beneficially owned.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock as to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series A Preferred or options, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes 6.67% of the 6,337 shares of common stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which William R. Cohen owns 6.67% of the outstanding stock.

(4) Includes 462,500 shares of Common Stock and shares of Common Stock issuable upon conversion of 30,713 shares of Series A indirectly owned via an affiliated corporation, Richter Investment Corp. ("RIC"), which thereby beneficially owns in its own name 769,630 shares or 9.7% of the Company's Common Stock. Also includes shares of Common Stock issuable upon conversion of 2,500 shares of Series A Preferred and 15,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(5)  Mr. Blum's spouse holds the shares.

(6) Includes 20% of the 6,337 shares of common stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which Mr. Oolie owns 20% of the outstanding stock. Also includes 8,679 shares owned by Mr. Oolie's wife, as to which Mr. Oolie disclaims beneficial ownership.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

VOTE REQUIRED; NOMINEES

     The Company has nominated seven persons for election at the 2001 Annual Meeting as directors for terms expiring at the 2002 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

     SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

     All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

     Set forth below is certain biographical information (including principal occupations) relating to the nominees, as of April 11, 2001.

     William R. Cohen, 69, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the Chairman of Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company, and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

     William L. Richter, 58, Co-Chairman of the Board, has been a Director of the Company since August 1993. Mr. Richter has been President of Richter Investment Corp., a merchant banking firm, (or its predecessor organization) for the past eleven years and has been a Senior Managing Director of Cerberus Capital Management, L.P., an asset management organization (or its predecessor organizations) since their founding in late 1992. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., a franchiser of automobile rental agencies, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

     Kenneth L. Blum, Sr., 74, has served as a Director of the Company since August 1993. Mr. Blum was acting President and Chief Executive Officer of the Company from September 1996 to May 1998. Mr. Blum has been Chairman of the Board of Rent-A-Wreck of America, Inc., an automobile rental franchiser, since June 1993, President from June 1993 to October 1994, and Chief Executive Officer since January 1994. Mr. Blum has been the President of KAB Leasing, Inc., an automobile wholesaler, since its inception during 1998. Mr. Blum has been the President of KAB, Inc., a management company, since 1990. Mr. Blum co-founded

United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its President and Chief Executive Officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See "Management Services Agreement."

     Gerald L. Cohen, 56, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm. Mr. Cohen is not related to William R. Cohen.

     Brent D. Layton, 33, became a Director of the Company as of April 2000. Mr. Layton has been the President of Layton & Associates, Inc., a health care consulting firm, since 1995, and has been a consultant to the Company since September 1999. Most recently he was the General Manager of SouthernStates Eye Care and has been an owner and/or manager of five different Independent Provider Associations ("IPAs"). He served as a Deputy Insurance Commissioner in Georgia from 1991 to 1995.

     Alan S. Cohn, 45, became the President and CEO of the Company as of June 1998 and a Director of the Company as of August 1998. Mr. Cohn is providing management services on behalf of the Company through an arrangement with NHE. Mr. Cohn has been a management consultant for NHE and KAB, Inc. since 1993 and 1990, respectively. Since 1990, Mr. Cohn has been a principal or management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; Rent-A-Wreck of America, Inc., an automobile franchiser; Allscripts, Inc., formerly Physician Dispensing Systems, Inc., a pharmaceutical dispensing company; Lawphone, Inc., a prepaid legal fee company; and Mail-Rx, a mail-order prescription drug company. Mr. Cohn is the son-in-law of Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors.

     Kenneth L. Blum, Jr., 37, became the Corporate Secretary of the Company as of November 2000 and has been a Director of the Company since August 1998. Mr. Blum is the President, Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President and Secretary of Rent-A-Wreck of America, Inc., an automobile rental franchiser, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors, is the father of Kenneth L. Blum, Jr. See "Management Services Agreement."

EXECUTIVE OFFICERS; NHE

     Alan S. Cohn, 45, has been President and Chief Executive Officer of the Company since June 1998. See - "Vote Required; Nominees" for additional information.

     Shannon R. Barnett, 33, has been the Controller of the Company (Principal Accounting Officer) since August 1996 and was a Senior Accountant of the Company from November 1995 until August 1996. Ms. Barnett was Assistant Controller of Quality Hotel and Marlyn Nutraceuticals, a vitamin manufacturer, from September 1994 until November 1995 and Staff Accountant of General Atlantic Resources, Inc., an oil and gas company, from November 1992 until June 1994.

     Joel H. Alperstein, 32, has been the Treasurer of the Company since December 1997, the Chief Financial Officer of the Company since December 1999 and the Director of Finance of the Company from January 1997 until December 1999. Mr. Alperstein has been a management consultant to American Business Information Systems, Inc., a high-volume laser printing company, since March 1999 and Rent-A-Wreck of America, Inc., an automobile franchiser, since December 1999. Mr. Alperstein was a self-employed financial consultant from September 1996 until December 1996. Mr. Alperstein was a Manager at Stout, Causey & Horning, P.A., a full service public accounting firm, from September 1992 until August 1996, and a Senior Accountant at Arthur Andersen, LLP, from July 1990 until September 1992. Mr. Alperstein has a Masters of Business Administration from Loyola College of Maryland and is a Certified Public Accountant.

     Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. See - "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common and Preferred Stock are required to report their initial ownership of the Company's Common and Preferred Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the year ended December 31, 2000. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

MEETINGS AND COMMITTEES

     The Audit Committee of the Board of Directors consists of Gerald Cohen and William Cohen. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A meeting of the audit committee was held during April 2001, to discuss the December 31, 2000 financial statements and take the other actions described below.

     Currently, there is no nominating or compensation committee or other committee performing similar functions. The Company has not adopted a written Audit Committee Charter.

     The Board of Directors of the Company held a total of three meetings (including telephonic meetings) during the year ended December 31, 2000. During the year ended December 31, 2000, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served.

                         REPORT OF THE AUDIT COMMITTEE

     No member of the Audit Committee is employed or has any other material relationship with the Company. The members are "independent" directors as defined in Rule 4200(a)(15) of the listing standards for the National Association of Securities Dealers, Inc.

     In connection with its function to oversee and monitor the financial reporting process of the Company, the Committee has done the following during 2000 and the beginning of 2001:

     a. reviewed and discussed the audited financial statements of the Company for the fiscal years ended December 31, 1999 and 2000 with both the Company's auditors and management;

     b. discussed with KPMG LLP, the Company's independent auditors, those matters relating to the quality of the Company's financial statements which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AUss.380); and

     c. received the written disclosure and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with KPMG LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that those audited financial statements be included in the Company's annual report of Form 10-KSB for the year ended December 31, 2000.

     In addition, the Audit Committee also considered the fees paid to KPMG LLP for services during 2000. See "Auditors and Auditors' Fees" below. The Audit Committee believes that provision of other services is compatible with maintaining KPMG's independence.

                                 AUDIT COMMITTEE
                                 GERALD L. COHEN
                                 WILLIAM R. COHEN

STOCK OPTIONS

     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2000 by the named executive officer and the fiscal year-end value of unexercised options. There are no SARs.

                                                               Underlying Unexercised      Value of Unexercised In-The-Money
                           Shares          Number of         Options/SARs at FY-End (#)        Options/SARs at FY-End ($)
                        Acquired on     Securities Value    ---------------------------    ---------------------------------
Name                    Exercise (#)       Realized($)      Exercisable   Unexercisable    Exercisable         Unexercisable
----                    ------------       -----------      -----------   -------------    -----------         -------------
Alan S. Cohn                 --                --               -0-            -0-             --                    --

                           SUMMARY COMPENSATION TABLE

The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the year ended December 31, 2000, the transition period ended December 31, 1999 and the year ended May 31, 1999. No executive officer that was serving as an executive officer during the year ended December 31, 2000 received salary and bonus that aggregated at least $100,000 for services rendered to the Company.

                                                                                     Long Term Compensation
                                                                             --------------------------------------
                                                     Annual Compensation                      Awards
                                                     --------------------    --------------------------------------
Name and Principal Position            Year          Salary and Bonus ($)    Securities Underlying Options/SARs (#)
---------------------------            ----          --------------------    --------------------------------------
Alan S. Cohn, CEO (1)                  2000                   $0                                --
                                Transition Period             $0                                --
                                       1999                   $0

----------
(1) Mr. Cohn is compensated through the Management Agreement with National Health Enterprises, Inc.

     See also - "Certain Relationships and Related Transactions - Management Agreement."

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     No employment contracts, termination of employment, or change-in-control arrangements currently exist except for the National Health Enterprises, Inc. arrangement described below.

DIRECTOR COMPENSATION

     Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan").

     On April 5, 2000, the Board of Directors voted to compensate all outside Directors $5,000 for their service to the Company during calendar year 1999. For purposes of this vote, outside Directors were defined as Directors not otherwise receiving compensation from the Company, including without limitation through any consulting arrangement. All of the outside Directors, except Mr. Oolie, waived receipt of the payment and no payment to present outside Directors was made. Mr. Oolie retired from the Company's Board of Directors during April 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management Agreement. On December 12, 1997 the Company's Board of Directors agreed to extend the term of the Company's Management Agreement with NHE to March 18, 2003. Also, effective March 18, 1998, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by $50,000 per year to $250,000 per year. On May 3, 1999, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by an additional $50,000 per year to $300,000 per year. Messrs. Blum Sr., Blum Jr. and Cohn abstained from voting because of their relationship with National Health Enterprises. The later increase became effective as of June 1, 1999.

     Stock Option Grant. Pursuant to the Management Agreement, on March 18, 1993, the Company issued options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock. Also pursuant to the Management Agreement, the Company entered into a Registration Rights Agreement effective March 18, 1993 with NHE, Mr. Blum, Jr. and Mr. Cohn.

     During August 1998, Messrs. Blum, Jr., Cohn and Richter (to whom NHE had transferred a portion of its options) exercised all of their outstanding options from the March 18, 1993 Stock Option Grant.

     Marketing Agreement. Effective March 18, 1993, the Company and NHE entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. During the year ended December 31, 2000, the Transition Period and year ended May 31, 1999, the Company paid approximately $149,000, $155,200 and $310,000, respectively, to NHE under the Marketing

Agreement. For the year ended December 31, 2000, the Transition Period and year ended May 31, 1999, the Company paid approximately $13,700, $10,000 and $13,400, respectively, in reimbursable marketing expenses to NHE under the Marketing Agreement.

     Real Estate Lease. On June 3, 1999, the Company entered into a lease agreement with KA Real Estate Associates, LLC, for office space in Owings Mills, Maryland. KA Real Estate Associates, LLC is owned by Messrs. Cohn and Blum, Jr. The Company paid $23,393 in rent and related expenses during the year ended December 31, 2000 and $3,060 in rent and related expenses during the Transition Period.

     Investment Banking Services. On April 23, 1998, the Company entered into a Supplemental Agreement with Richter & Co., Inc. ("RCI") for Investment Banking services related to the Exchange Offer for the Company's Series 2 Preferred shares. RCI received cash consideration of $50,000 and 250,000 shares of the Company's Common Stock. RCI assigned 100,000 shares of the Company's Common Stock received under this agreement to William L. Richter.

     On May 3, 1999, the Company's Board of Directors approved a cash payment to Richter & Co., Inc. at an annual rate of $30,000 under the Investment Banking Agreement. Mr. Richter abstained from voting due to his relationship to Richter & Co., Inc. The payment commenced as of June 1, 1999. Richter & Co., Inc. was merged into its parent company, Richter Investment Corp., as of December 31, 1999. The Investment Banking Agreement was modified to reflect the fact that Richter Investment Corp. is not a broker-dealer.

     During the year ended December 31, 2000, Richter Investment Corp. received a fee of $14,906 under the Investment Banking Agreement for services rendered related to the Southern States Eye Care, LLC asset acquisition.

     Software Development Services. During fiscal 1995, the Company contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. The Company did not pay any development fees related to the software during the year ended December 31, 2000, the Transition period and the year ended May 31, 1999. Additionally, the Company has contracted with NCS to lease its computer system for approximately $1,000 per month. The Company paid $12,000 of computer lease charges for the year ended December 31, 2000, $7,000 of computer lease charges for the Transition period and $12,000 of computer lease charges for the year ended May 31, 1999. The Company terminated its computer system lease agreement with NCS as of January 31, 2001. Kenneth L. Blum, Jr., a Director, is President and a stockholder of NCS and the son of Kenneth L. Blum, Sr., the former Acting President and CEO, and a Director of the Company.

     Layton Consulting Agreement. On September 9, 1999 the Company entered into a consulting agreement with Brent Layton, a Director. The Consulting Agreement originally called for a monthly cash payment of $2,000, which was increased to $3,000 per month as of April 2000 and $4,000 per month as of January 2001. The Consulting Agreement contains a stock option grant for 100,000 shares of the Company's Common Stock. The exercise price of such options is $.60 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 10,000 shares of Common Stock automatically vest at the end of 2 years of continuous service to the Company. The balance of the options vest in increments of 10,000 shares of Common Stock for each $1,000,000 of new annualized revenue of which Mr. Layton is the proximate cause. As of April 5, 2001, none of the options was exercisable.

                                  OTHER MATTERS

     At the date of this Proxy Statement, the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                           AUDITORS AND AUDITORS' FEES

     The Company has selected KPMG LLP to audit the consolidated financial statements of the Company for the year ending December 31, 2000. KPMG LLP's representatives are not expected to be present at the Annual Meeting.

     Fees (including reimbursement for out-of-pocket expenses) paid to KPMG LLP for services in fiscal 2000 were as follows:

AUDIT FEES

     The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the Company's Forms 10-QSB for the 2000 fiscal year are $37,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not incur any fees from KPMG for professional services rendered for the design, implementation, operation or supervision of the financial information systems of the Company for the 2000 fiscal year.

ALL OTHER FEES

     The aggregate fees billed by KPMG for all services, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", including tax-related services and consulting services rendered for the SouthernStates Eye Care, LLC asset acquisition, for the 2000 fiscal year are $8,400.

                              REPORT ON FORM 10-KSB

     A copy of the Company's Form 10-KSB with exhibits for the year ended December 31, 2000 has been enclosed with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy material for the 2002 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of the Proxy Statement, on or before December 31, 2001. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     Notice of Stockholder proposals for presentation at the 2002 Annual Meeting, but which are not going to be presented to the Company for inclusion in the proxy materials, will be considered untimely after March 16, 2002. If the annual meeting date is changed, the Company shall disclose in the Form 10-QSB such revised dates.


                               AVESIS INCORPORATED


                               Alan S. Cohn
                               President and Chief Executive Officer

April 30, 2001

LETTER TO THE STOCKHOLDERS

Dear Stockholders:

     The twelve-month period ended December 31, 2000 marks our first full year with a calendar year-end. The change in fiscal year-end, from May to December, was required when the Company formed a reinsurance company as a wholly-owned subsidiary. Net income for the year was $184,443, with shareholders' equity (also known as book value or net worth) of $3,484,393, or $.31 per common share after allowance for redemption of all outstanding shares of preferred stock. Before the expected start-up losses from our new AbsoluteCare HIV treatment center, net income for the year was $398,968. We ended the year with no long-term debt, a current ratio of 3.33:1, and cash of $1,898,534 ($.25 per common share).

     The past year held many significant events in the development of Avesis as an "ancillary health care management" firm. The most important event of fiscal 2000 was the founding of AbsoluteCare, Inc., a wholly-owned subsidiary, during July 2000. AbsoluteCare was established to create infectious disease centers, with a current concentration on HIV/AIDS treatment, potentially on a national basis. AbsoluteCare combines all of the services that HIV patients need under one roof. These include professional care, in-house pharmacy and laboratory. AbsoluteCare's first medical center opened in Atlanta, Georgia (the first HIV medical center to open in Atlanta in almost a decade), in late November. As of mid-April 2001, the center had a patient base of 344, although it has not yet achieved operating profitability.

     The most significant event of the first quarter of 2000 was completion of the acquisition of Southern States Eye Care, L.L.C. ("SSEC") for 350,000 shares of common stock and $250,000. Southern States brings to us a substantial number of vision sponsors and providers, concentrated in the Southeast. One year has passed since the acquisition, and every vision sponsor from SSEC remains a client of Avesis.

     We have been concentrating much of our marketing effort toward development and sale of vision products aimed at newer and smaller HMOs as well as small groups best reached through independent insurance brokers. During the last quarter of 2000, the Company added three smaller HMOs as new vision sponsors. They have a combined total of approximately 126,000 members.

     The Avesis Advantage Vision Program ("Avesis Advantage") was developed in early 2000 to service the small group market. As of April 1, 2001 we have 96 groups with approximately 10,700 members participating in Avesis Advantage, compared to 7 groups with approximately 1,400 members as of April 1, 2000. The majority of the current Avesis Advantage groups are based in Arizona. The Company is currently in discussions with several brokers and insurance companies to acquire their insured vision books of business. Although there is no certainty that these discussions will lead to consummated transactions, if they do we believe that these acquisitions would expand Avesis Advantage through the Southeast and Midwest and expand our distribution channel for future growth.

     Despite the acquisition of SSEC, addition of new business from smaller HMOs and growth of the Avesis Advantage Vision Program, the year was marked by the loss of many members in both our vision and dental programs, as expected, from the large HMO accounts upon which we are overly dependent. Even after this substantial loss of revenues and profits, we remain more dependent on several large accounts than we would like to be. Although there can be no assurance over the long-term that our efforts will be successful, we believe that our current marketing focus will provide us greater customer diversification and reduced risk.

     The development of a small group insured dental product has been buoyed by the initial success of Avesis Advantage. The Company expects to roll out the new dental product in the second half of 2001 through our newly-opened distribution channels.

     The Company is moving forward with the formation of Avesis Reinsurance Incorporated to maximize the potential revenues and earnings related to Avesis Advantage and the insured dental product. Although we have encountered some delays, we expect that the corrected and revised reinsurance application will be submitted in the next few weeks.

     While fiscal 2000 saw the Company take a step backwards in its financial performance, the groundwork has been laid to move the Company significantly forward. The focus of the core business (vision and dental) marketing towards smaller HMOs and small group insured products should create a more stable base of clients and revenue. The expansion of the Company into new market niches, starting with AbsoluteCare's infectious disease treatment centers, should move the Company into a more prominent role as an ancillary health care management firm.

                                   Sincerely,


                                   Alan S. Cohn
                                   President and CEO

                                [FRONT OF CARD]

                               AVESIS INCORPORATED
                  ANNUAL MEETING OF SHAREHOLDERS - JUNE 8, 2001
                                      PROXY
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WILLIAM L. RICHTER AND ALAN S. COHN, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Avesis Incorporated, a Delaware corporation, to be held on Friday, June 8, 2001, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1. Election of      [ ] FOR all nominees listed        [ ] WITHHOLD AUTHORITY
   Directors            below (except as marked to         to vote for all
                        the contrary below)                nominees listed below

KENNETH L. BLUM, JR., KENNETH L. BLUM, SR., GERALD L. COHEN, WILLIAM R. COHEN, ALAN S. COHN, BRENT D. LAYTON, WILLIAM L. RICHTER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------
2. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

                           (Continued on reverse side)

                               [REVERSE OF CARD]

                          (Continued from reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES.

Check appropriate box to indicate changes below:
Address Change? [ ]      Name Change [ ]


                                   Dated:_________________________________, 2001

                                   _____________________________________________

                                   _____________________________________________

                                   PLEASE SIGN PERSONALLY AS NAME APPEARS AT LEFT. When signing as attorney, executor, administrator, personal representative, trustee or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer. If stock is held in the name of two or more persons, all should sign.

             PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED
                      PREPAID ENVELOPE - PLEASE DO NOT FOLD